                         J.P. MORGAN INSTITUTIONAL FUNDS
                     (FORMERLY THE JPM INSTITUTIONAL FUNDS)

                    AMENDMENT NO. 17 TO DECLARATION OF TRUST

                                  Amendment and
               Seventeenth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             DATED OCTOBER 23, 2002

     Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of J.P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Sixteenth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to add the following new fund:


                JPMorgan Tax Aware Short-Intermediate Income Fund


     1. The Designation of Series is being amended and restated in its entirety as follows:


         JPMorgan Short Term Bond Fund
         JPMorgan Bond Fund
         JPMorgan U.S. Equity Fund
         JPMorgan U.S. Small Company Fund
         JPMorgan Diversified Fund
         JPMorgan Fleming Emerging Markets Equity Fund JPMorgan Disciplined Equity Fund JPMorgan Global Strategic Income Fund JPMorgan Fleming International Opportunities Fund JPMorgan Fleming International Value Fund JPMorgan Tax Aware Short-Intermediate Income Fund

                  and shall have the following special and relative rights:

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its PRO RATA share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.


     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares thereof.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


------------------------------
William J. Armstrong


------------------------------
Roland R. Eppley, Jr.


------------------------------
Ann Maynard Gray


-------------------------------
Matthew Healey


--------------------------------
Fergus Reid, III


--------------------------------
James J. Schonbachler


--------------------------------
Leonard M. Spalding


--------------------------------
Robert J. Higgins